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                                                                 Exhibit EX-99.i


KIRKPATRICK & LOCKHART LLP                  1800 Massachusetts Avenue, NW
                                            Second Floor
                                            Washington, DC 20036-1800
                                            202.778.9000
                                            www.kl.com

April 26, 2002


AB Funds Trust
2401 Cedar Springs Road
Dallas, Texas 75201-1407


Ladies and Gentlemen:

         AB Funds Trust ("Trust") is a business trust organized under the laws of the State of Delaware and governed by a Trust Instrument dated March 2, 2000. You have requested our opinion regarding certain matters in connection with the Trust's issuance of shares of beneficial interest, par value $0.001 per share, in each of its series ("Shares"): Flexible Income Fund, Growth & Income Fund, Capital Opportunities Fund, Global Equity Fund, Money Market Fund, Low-Duration Bond Fund, Medium-Duration Bond Fund, Extended-Duration Bond Fund, Equity Index Fund, Value Equity Fund, Growth Equity Fund, Small Cap Equity Fund and International Equity Fund (each a "Fund" and collectively the "Funds").


         We have, as counsel, participated in various business and other proceedings relating to the Trust. We have examined copies, either certified or otherwise proved to be genuine, of the Trust Instrument and the By-laws of the Trust, the minutes of meetings of its board of trustees and other documents relating to its organization and operation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the Shares when issued in accordance with the Trust's Trust Instrument, By-laws, and Registration Statement including compliance with the Securities Act of 1933, as amended ("1933 Act") and the Investment Company Act of 1940, as amended ("1940 Act"), will be legally issued, fully paid and non-assessable by the Trust.





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AB Funds Trust
April 26, 2002
PAGE 2


        The opinions set forth in this letter are limited to the laws and facts in existence on the date hereof, and are further limited to the laws (other than laws relating to choice of law) of the State of Delaware that in our experience are normally applicable to the issuance of shares of business trusts organized under the laws of the State of Delaware and to the 1933 Act, the 1940 Act, and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder.





         We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-53432 and 811-10263) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm the Trust's Statement of Additional Information filed as part of the Registration Statement.

                                        Sincerely,

                                        /s/ Kirkpatrick & Lockhart LLP

                                        KIRKPATRICK & LOCKHART LLP